UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025 (October 28, 2025)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, Nexstar Media Group, Inc. (the “Company”) entered into an Amended Executive Employment Agreement (the “Employment Agreement”) with Perry A. Sook, the Company’s Chairman and Chief Executive Officer, effective April 1, 2026 through March 31, 2029 (the “Term”), with automatic renewal for successive one-year periods thereafter. Mr. Sook will be paid an annual base salary of $3,000,000 and will be eligible to earn a target annual bonus equal to 200% of his annual base salary and annual long-term equity incentive awards at the discretion of Compensation Committee. The Company will also reimburse Mr. Sook up to $500,000 for his use of an aircraft for personal matters during the Term.

If Mr. Sook’s employment is terminated by the Company without Cause or by Mr. Sook with Good Reason (each, a “Qualifying Termination” and each term, as defined in the Employment Agreement), Mr. Sook is entitled to payment equal to 200% of base salary, plus 200% of his target annul bonus, plus an additional $31,000. In the event of Mr. Sook’s termination due to death or Disability (as defined in the Employment Agreement), Mr. Sook is entitled to receive a pro-rata portion of his target annual bonus. In addition, upon a Qualifying Termination or termination due to Mr. Sook’s death or Disability, Mr. Sook’s equity awards will fully vest (with performance-based awards vesting at the greater of target and actual performance). The Employment Agreement also contains a one-year post-employment non-compete and a perpetual non-disclosure obligation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 30, 2025, the Company issued a press release announcing the extended employment agreement of its Chairman and Chief Executive Officer, Perry A. Sook, through March 31, 2029. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report. The information included under this Item 7.01 and in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended Executive Employment Agreement between Perry A. Sook and Nexstar Media Group, Inc.
99.1	Press Release of Nexstar Media Group, Inc. dated October 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	October 30, 2025	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha
		Title:	Chief Financial Officer
(Principal Financial Officer)